EXHIBIT 99.1

Upexi Reports First Quarter 2025 Financial Results and Provides Update on Solana Treasury Strategy

To date, Upexi has 597,002 of SOL valued at approximately $102.4 million, at the current price of $171.501

Upexi has started to receive rewards from its Solana treasury

TAMPA, FL – May 16, 2025 – Upexi Inc. (NASDAQ: UPXI), a brand owner specializing in the development, manufacturing and distribution of consumer products with diversification into the cryptocurrency space, today announced its financial results for the first quarter ended March 31, 2025, and is providing an update on its cryptocurrency treasury strategy.

Recent Operational Highlights:

●	Closed on a $100 million private placement from many prominent crypto venture capital firms and Allan Marshall, Upexi CEO.
●	Since the closing of the private placement, Upexi has accumulated 597,002 SOL, which consist of both spot and locked tokens, valued at approximately $102.4 million at the current price of $171.50[1].
●	At the current SOL price of $171.50, this represents an unrealized gain of approximately $18.1 million in the Upexi SOL treasury.
●	Upexi is already receiving staking revenue[2] from its SOL treasury, with current yield of approximately 7.9%, generating over 48,000 tokens per year.

Upexi CEO, Allan Marshall, stated, "In less than a month, we closed on a $100 million private placement from top crypto VCs, embarked on our previously announced crypto treasury strategy, and added a new revenue stream in staking. We will continue to aggressively accumulate SOL in a disciplined manner for the benefit of our shareholders.”

Financial Highlights for the Quarter ended March 31, 2025:

Financial results for the quarter are as a result of the legacy consumer business

●	Revenue totaled $3.1 million.
●	Gross profit increased 23% year-over-year and totaled approximately $1.6 million.
●	Net loss totaled approximately $3.8 million.
●	As of May 14, 2025, there are 37,253,373 shares of common stock outstanding.

Full financial results are available in the Company’s quarterly report on Form 10-Q, filed with the Securities and Exchange Commission on May 16, 2025.

1 Spot price of $171.50 at 5:00 am EST on May 16, 2025.

2 Staking provides holders of proof-of-stake-based cryptocurrencies a way to earn yield while also helping to secure the network.

About Upexi

Upexi is a brand owner specializing in the development, manufacturing, and distribution of consumer products. The Company has entered the Cryptocurrency industry and cash management of assets through a Cryptocurrency Portfolio. For more information on Upexi’s treasury strategy and future developments, visit www.upexi.com.

Follow CEO, Allan Marshall, on X - https://x.com/marshall_a22015

Forward Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. For example, the Company is using forward looking statements when it discusses the anticipated use of proceeds. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration, and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward- looking statements. Although we believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Andrew Norstrud, Chief Financial Officer

Email: andrew.norstrud@upexi.com

Phone: (702) 332-5591

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

Email: Upexi@KCSA.com

Phone: (212) 896-1254

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